As filed with the Securities and Exchange Commission on June 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MakeMyTrip Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Mauritius	000000000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19th Floor, Building No. 5

DLF Cyber City

Gurugram, India, 122002

+(91-124) 439-5000

(Address and telephone number of Registrant’s principal executive offices)

MakeMy Trip Inc.

60 East 42nd Street, Suite 605

New York, NY 10165, United States

(212) 760 1511

(Name, address, and telephone number of agent for service)

Copies to:

Mohit Kabra Group Chief Financial Officer 19th Floor, Building No. 5 DLF Cyber City Gurugram, India, 122002 +(91-124) 439-5000 groupcfo@go-mmt.com	Rajiv Gupta, Esq. Latham & Watkins LLP 9 Raffles Place 42-02 Republic Plaza Singapore 048619 +(65) 6536-1161	Posit Laohaphan, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square | 8 Connaught Place, Central | Hong Kong D: +852.2912.2698

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

MakeMyTrip Limited

ORDINARY SHARES

Each time we sell the securities, we may from time to time in one or more offerings offer and sell our ordinary shares.

Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 22 of this prospectus.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “MMYT.” On June 13, 2025, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $98.72 per share.

Our outstanding share capital consists of ordinary shares and Class B convertible ordinary shares, or Class B Shares. Generally, Class B Shares have the same rights and preferences as the ordinary shares except as specifically set forth in the Terms of Issue governing the Class B Shares, or the Terms of Issue. Except as otherwise required by law, the Terms of Issue or our Constitution, our ordinary shares and Class B Shares vote together as a single class on all matters on which our shareholders are entitled to vote. See “Description of Share Capital.”

Investing in these securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.”

We conduct our business principally through our Indian subsidiaries, MakeMyTrip (India) Private Limited, or MMT India, and redBus India Private Limited, or redBus India (formerly known as ibibo Group Private Limited). On February 1, 2023, we completed the transfer of our Goibibo business from ibibo Group Private Limited, or ibibo India, to MMT India pursuant to a scheme of arrangement between our wholly-owned Indian subsidiaries, MMT India and ibibo India. Our redBus business was retained by ibibo India and ibibo India was subsequently renamed redBus India. References to “MakeMyTrip”, “Goibibo” and “redBus” in this prospectus refer to our MakeMyTrip, Goibibo and redBus brands and platforms, respectively.

Our other key operating subsidiaries include:

•	Bitla Software Private Limited, or Bitla;

•	Book My Forex Private Limited, or Book My Forex;

•	ITC Bangkok Co., Ltd., Thailand, the main operating entity of the group of companies known as the ITC Group;

•	Luxury Tours & Travel Pte. Ltd., Singapore, or Luxury Tours;

•	MakeMyTrip Inc., or MMT USA;

•	MakeMyTrip Travel & Tourism L.L.C, or MMT UAE;

•	Quest 2 Travel.com India Private Limited, or Quest 2 Travel;

•	Savaari Car Rentals Private Limited, or Savaari;

•	Simplotel Technologies Private Limited, or Simplotel; and

•	TripMoney Fintech Solutions Private Limited, or TripMoney.

In this prospectus, unless otherwise stated or unless the context otherwise requires, references to “we”, “us”, “our”, “our company” or “our group” are to MakeMyTrip Limited and its subsidiaries collectively, and references to “our holding company” are to MakeMyTrip Limited on a standalone basis.

In this prospectus, references to “US”, “U.S.”, “the United States” or “USA” are to the United States of America, its territories and its possessions, references to “India” are to the Republic of India, references to “Colombia” are to the Republic of Colombia, references to “GCC” are to the Gulf Cooperation Council, references to “Indonesia” are to the Republic of Indonesia, references to “Malaysia” are to the Federation of Malaysia, references to “Mauritius” are to the Republic of Mauritius, references to “Peru” are to the Republic of Peru, references to “Vietnam” are to the Socialist Republic of Vietnam, references to “Cambodia” are to the Kingdom of Cambodia, references to “Singapore” are to the Republic of Singapore, references to “Thailand” are to the Kingdom of Thailand and references to “UAE” are to the United Arab Emirates. References to “$”, “dollars” or “US dollars” are to the legal currency of the United States, references to “Rs.,” “Rupees”, “INR” or “Indian Rupees” are to the legal currency of India, references to “€” are to the Euro and references to “Emirati Dirhams” are to the legal currency of the UAE.

In this prospectus, references to a particular “fiscal year” or “financial year” are to our fiscal year ended March 31 of that year. Our fiscal quarters end on June 30, September 30, December 31 and March 31. References to a year other than a “fiscal” year are to the calendar year ended December 31.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that relate to our current expectations and views of future events. These forward looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” included in documents we file from time to time with the SEC, including our annual report on Form 20-F for the fiscal year ended March 31, 2025 (incorporated by reference herein). In some cases, these forward-looking statements can be identified by words or phrases such as “aim”, “anticipate”, “believe”, “continue”, “estimate”, “expect”, “is/are likely to”, “intend”, “may”, “potential”, “plan”, “project”, “should”, “seek”, “will”, or other similar expressions.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document, as applicable. Our actual results, performance, or achievement may differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we can give no assurances that any of the events anticipated by these forward-looking statements will transpire or occur or, if any of the foregoing factors or other risks and uncertainties described elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference were to occur, what impact they would have on these forward-looking statements, including our results of operations or financial condition. In view of these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to this registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

OUR COMPANY

We commenced operations in 2000 with a focus on the non-resident Indian market in the United States, primarily servicing demand for United States to India air tickets. We started our Indian business with the launch of our Indian MakeMyTrip website in September 2005. We primarily target Indian leisure and corporate travelers for our services and travel products who prefer to make their own travel arrangements through our online and offline sales channels. We are a leading travel service provider in India. Through our primary websites, www.makemytrip.com, www.goibibo.com and www.redbus.in, and our mobile applications, travelers can research, plan and book a wide range of travel services and products in India as well as overseas. Our services and products include air ticketing, hotels and packages, bus tickets, rail tickets, car hire, activities and experiences and ancillary travel requirements such as facilitating access to third-party travel and other insurance products, foreign currency exchange services and visa-related products and services.

As of March 31, 2025, approximately 87,000 properties in India, including alternative accommodation properties, were available to our customers for booking through our platform. In addition, customers could book over 1.2 million hotels and properties outside India, as well as tickets from Indian Railways and over 5,950 bus operators, including several major bus operators in India, Malaysia, Singapore, Indonesia, Cambodia, Vietnam, Peru and Colombia, through our platforms as of March 31, 2025.

We have built advanced and secure technology platforms, which integrate our sales, customer service and fulfillment operations. Our technology platforms are scalable and can be upgraded to handle increased traffic and complexity of products with limited additional investment such as high traffic generated by promotional rates offered simultaneously by multiple travel operators. In order to meet the requirements of the growing Indian middle-class travel market, we also utilize other technology-enhanced distribution channels, including call centers in India, as well as our travel agents’ network in India.

We have made selective acquisitions in the past to grow our business, enhance our hotel inventory in popular travel destinations for our user base and to gain access to technology. In January 2017, we acquired Goibibo, a hotel and travel package booking platform focused on the Indian consumer travel market and redBus, a leading online bus ticketing platform with a presence across India and in select countries overseas.

CORPORATE INFORMATION

MakeMyTrip Limited (Company No. 24478/5832) is a public company incorporated under the laws of Mauritius with limited liability on April 28, 2000, and we hold a Global Business License issued by the Financial Services Commission of Mauritius. Our registered office is located at c/o IQ EQ Corporate Services (Mauritius) Limited, 33, Edith Cavell Street, Port Louis, Republic of Mauritius, 11324 and the telephone number for this office is (230) 212 9800.

Our principal executive office is located at 19th Floor, Building No. 5, DLF Cyber City, Gurugram, India, 122002 and the telephone number for this office is (91-124) 439-5000.

Our principal website address is www.makemytrip.com. Our other websites include www.goibibo.com; and www.redbus.in. Information contained on our website, or the website of any of our subsidiaries or affiliates, is not a part of this prospectus. Our agent for service of process in the United States is MakeMyTrip Inc., located at 60 East 42nd Street, Suite 605, New York, NY 10165.

We are subject to certain of the informational filing requirements of the Exchange Act. Accordingly, we are required to file with the SEC an annual report on Form 20-F containing financial statements audited by an independent accounting firm, as well as reports on Form 6-K. The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically to the SEC. Since we are a “foreign private issuer”, we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of the holding company’s ordinary shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended March 31, 2025, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

Our holding company (Company No. 24478/5832) is a public company incorporated under the laws of Mauritius with limited liability and we hold a Global Business License issued by the Financial Services Commission in Mauritius. Our affairs are governed by our Constitution, the Terms of Issue, the Mauritius Companies Act, the Securities Act 2005 of Mauritius, or the Mauritius Securities Act, and other applicable laws of Mauritius and any rules or regulations made thereunder. The Terms of Issue are deemed to form part of our Constitution.

Our Constitution states that the objects of our holding company are to carry out any business or activity permitted under our holding company’s Global Business License, and to the extent permitted by law, our holding company may effect any business transaction and take any steps which it considers expedient to further the objects of our holding company.

We currently have two classes of shares outstanding, being ordinary shares and Class B Shares. Generally, Class B Shares have the same rights and preferences as the ordinary shares except as specifically set forth in the Terms of Issue.

As of March 31, 2025, our stated capital was $2,041,204,288.07 comprising 71,594,512 ordinary shares and 39,667,911 Class B Shares with a par value of $0.0005 each. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

The following are summaries of certain provisions of our Constitution, the Terms of Issue, and the Mauritius Companies Act insofar as they relate to the material terms of our ordinary shares. The term “shareholders” as used in these summaries in relation to our holding company refers to persons whose names are entered into the share register of our holding company as the current holder of one or more shares of our holding company. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of our Constitution, the Terms of Issue, the Mauritius Companies Act and the Mauritius Securities Act.

Ordinary Shares

General

All of our ordinary shares are fully paid. Our shareholders who are non-residents of Mauritius may freely hold and vote on their ordinary shares.

Dividends

Under the Mauritius Companies Act and our Constitution, we may only pay dividends out of retained earnings, after having made good any accumulated losses at the beginning of the accounting period, and no distribution (which term includes dividend) may be made unless our board of directors is satisfied that, upon the distribution being made (1) our holding company is able to pay its debts as they become due in the normal course of business and (2) the value of our holding company’s assets is greater than the sum of (a) the value of its liabilities and (b) our holding company’s stated capital. Subject to the Mauritius Companies Act and our Constitution, the declaration and payment of any dividend has to be authorized by our board of directors, subject to the approval of our shareholders by way of ordinary resolution.

Our board of directors may from time to time pay to our shareholders such interim dividends as appear to the directors to be justified by our profits, and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of our holding company is divided into different classes, our board of directors may also pay any fixed dividend which is payable on any shares of our holding company half-yearly or on any other dates, whenever our profits, in the opinion of our board of directors, justifies such payment.

Our board of directors may retain any dividends or other monies payable on or in respect of a share upon which our holding company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

No dividend shall carry interest against us.

Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post addressed to the registered address of the shareholder entitled, or in the case of joint holders, to the registered address of the person whose name stands first in our register of members in respect of the joint holding, or to such person at such address as such shareholder may in writing direct or may be sent by remittance or telegraphic transfer to the bank account of the holder as may be notified in writing to us. Every cheque or warrant or remittance or telegraphic transfer so sent shall be made payable to the order of the person to whom it is sent or, in the case of joint holders, to the order of the holder whose name stands first on our register of members in respect of such shares, and shall be sent at his or their risk and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to us in respect of the dividend or moneys represented thereby.

Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by our board of directors and if so, shall revert to us.

Voting Rights

Subject to any rights or restrictions as to voting for the time being attached to any class of shares and our Constitution, each holder of our ordinary shares who is present in person or by proxy at a meeting of shareholders shall have one vote on a show of hands and on a poll, each holder of our ordinary shares who is present in person or by proxy shall have one vote for every ordinary share which he holds or represents. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by: (1) the chairman of such meeting, (2) not less than five shareholders having the right to vote at the meeting, (3) a shareholder or shareholders representing not less than 10.0% of the total voting rights of all shareholders having the right to vote at the meeting, or (4) by a shareholder or shareholders holding shares that confer a right to vote at the meeting and on which the aggregate amount paid up is not less than 10.0% of the total amount paid up on all shares that confer that right.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes of those shareholders entitled to vote and voting on the matter which is the subject matter of the resolution, while a special resolution is a resolution approved by a majority of 75.0% or, if a higher majority is required by the Constitution, that higher majority, of the votes of those shareholders entitled to vote and voting on the question. A special resolution will be required for matters such as amending our Constitution.

Transfer of Ordinary Shares

Subject to the restrictions contained in our Constitution, as applicable, any of our shareholders may transfer all or any of his or her or their ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange (as defined in our Constitution) or in any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share (not being a fully paid up share) to a person of whom it does not approve, or any transfer of any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, or any transfer of shares upon which our holding company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to our holding company in respect thereof;

•

the instrument of transfer is lodged at the registered office of our holding company for the time being or at such other place (if any) as our board of directors may appoint, accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do); and

•	the instrument of transfer is in respect of only one class of shares.

If our board of directors refuses to register a transfer of any ordinary shares, they shall within 28 days after the date on which the transfer was lodged with our holding company send to the transferor and the transferee notice of the refusal as required by the Mauritius Companies Act and the reasons for the refusal will be given in the notice.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Redemption of Shares

Subject to the provisions of the Mauritius Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by our board of directors or by ordinary resolution of the shareholders of our holding company.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Mauritius Companies Act, be varied with the sanction of a special resolution passed at a meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of 75.0% of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Meetings of Shareholders

An annual shareholders’ meeting shall be convened by our board of directors not more than once in each year and not later than six months after our balance sheet date. Special meetings of shareholders may be convened by our board of directors or on the written request of shareholders holding shares carrying together not less than 5.0% of the voting rights entitled to be exercised on the issue. Pursuant to the Mauritius Companies Act, advance notice of at least 21 days is required for the convening of our annual shareholders’ meeting and any special meeting of our shareholders. A quorum for a shareholders meeting shall be present where the shareholders or their proxies are present or have cast postal votes, who are between them able to exercise not less than 33.3% of the votes to be cast on the business to be transacted by the meeting.

A shareholder may exercise the right to vote either by being present in person, by proxy or postal vote. A proxy for a shareholder may attend and be heard at a meeting of shareholders as if the proxy were the shareholder. A proxy shall be appointed by notice in writing signed by the shareholder, and the notice shall state whether the appointment is for a particular meeting or a specified term.

Inspection of Books and Records

Under the Mauritius Companies Act, we are required to keep available our certificate of incorporation, our Constitution, our share register, the full names and residential addresses of our directors, the registered office and address for service of our holding company, copies of the instruments creating or evidencing charges which are required to be registered under section 127 of the Mauritius Companies Act, minutes of all meetings and resolutions of shareholders, copies of written communications to all shareholders or to all holders of a class of shares during the preceding seven years (including financial statements, and group financial statements), certificates given by directors under the Mauritius Companies Act and the interests register (if any) of our holding company for inspection by any shareholder of our holding company or by a person authorized in writing by a shareholder for the purpose, between the hours of 9.00 a.m. and 5.00 p.m. on each working day during the inspection period at the place at which our records are kept in Mauritius. A shareholder who wishes to inspect such records must serve written notice on us of his or her or their intention to inspect the records.

The term “inspection period” is defined in the Mauritius Companies Act to mean the period commencing on the third working day after the day on which notice of intention to inspect is served on us by the person or shareholder concerned and ending with the eighth working day after the day of service.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them, into shares of a smaller amount; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled in accordance with the Mauritius Companies Act.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Purchase by Our Company of its Own Shares

Our holding company may, subject to and in accordance with the Mauritius Companies Act, purchase or otherwise acquire its own shares, on such terms and in such manner as our board of directors may from time to time think fit. Any share that is so purchased or acquired by our holding company shall, unless held as treasury shares in accordance with the Mauritius Companies Act, be deemed to be cancelled immediately on purchase or acquisition. On such cancellation of a share, the rights and privileges attached to that share shall expire, and the number of issued shares of our holding company shall be diminished by the number of such shares so cancelled, and where any such cancelled shares was purchased or acquired out of the capital of our holding company, the amount of the share capital of our holding company shall be reduced accordingly. In any other instance, our holding company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by or in accordance with the Mauritius Companies Act.

Directors’ Borrowing Powers

Our Constitution provides that our board of directors may exercise all the powers of our holding company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our holding company and, subject to the Mauritius Companies Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our holding company or of any third-party.

Interested Directors

The Mauritius Companies Act and our Constitution provide that a director of our holding company shall, forthwith after becoming aware of the fact that he is interested in a transaction or a proposed transaction with our holding company, cause to be entered in the interests register of our holding company and disclose to our board of directors the nature and monetary value of that interest, or where the monetary value of the director’s interest cannot be quantified, the nature and extent of that interest. A general notice entered in the interests register or disclosed to our board of directors to the effect that a director is a shareholder, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction. To the extent that our holding company is a reporting issuer (as defined in section 86 of the Mauritius Securities Act) the relevant disclosure requirements under the Mauritius Securities Act may also be applicable. We have obtained an exemption from the Mauritius Financial Services Commission from the disclosure requirements applicable to reporting issuers under the Mauritius Securities Act.

Under our Constitution, a director of our holding company may not vote in respect of any contract or arrangement or any proposed contract or arrangement in which he has any interest, directly or indirectly.

Section 149 of the Mauritius Companies Act provides that a transaction entered into by a company in which a director of the company is interested may be avoided by the company at any time before the expiration of six months after the transaction is disclosed to all the shareholders (whether by means of the company’s Annual Report or otherwise). However, a transaction shall not be avoided where the company receives fair value under it, and where a transaction is entered into by the company in the ordinary course of its business and on usual terms and conditions, the company shall be presumed to have received a fair value under the transaction. Under the Mauritius Companies Act, the avoidance of a transaction under Section 149 of the Mauritius Companies Act will not affect the title or interest of a person in or to property which that person has acquired where the property was acquired (a) from a person other than the company, (b) for valuable consideration, and (c) without knowledge of the circumstances of the transaction under which the person referred to in paragraph (a) acquired the property from the company.

Remuneration of Directors

Our Constitution provides that directors shall receive such remuneration as our board of directors may from time to time determine. An executive director appointed to an office of the Company shall receive such remuneration and such other benefits and allowances as the Compensation Committee may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

Notification of Shareholdings by Directors and Substantial Shareholders

Our Constitution provides that (a) each of our directors shall, upon his appointment to our board of directors, give an undertaking to our holding company that, for so long as he remains a director of our holding company, he shall forthwith notify our company secretary of the particulars of our shares beneficially owned by him at the time of his appointment and of any change in such particulars (including the circumstances of any such change), and (b) each member of our holding company shall, upon becoming a substantial shareholder of our holding company, give an undertaking to our holding company that, for so long as he remains as a substantial shareholder of our holding company, he shall notify our company secretary of the particulars of our shares in which he has an interest at the time of his becoming a substantial shareholder or of any change in such particulars (including the circumstances of any such change) within 48 hours of such time or change (as the case may be), provided that he shall only be required to give notice of a change in the percentage level of his interests in the shares where there is a change of 1.0% or more in the percentage level of his shareholding interest in the relevant class of shares in our holding company. For this purpose, a “substantial shareholder” means a person who holds by himself or his nominee a share or an interest in a share in the capital of our holding company, which entitles him to exercise not less than 5.0% of the aggregate voting power exercisable at a meeting of our shareholders.

Disclosure Requirements of Reporting Issuers

We are subject to reporting and other information and disclosure requirements of the Mauritius Securities Act and any rules or regulations made thereunder. However, we have obtained an exemption from the Mauritius Financial Services Commission from the disclosure requirements applicable to reporting issuers under the Mauritius Securities Act.

Differences in Corporate Law

We are incorporated under the laws of Mauritius. Set forth below is a summary of the significant differences between the provisions of the Mauritius laws applicable to us and the laws applicable to typical corporations incorporated in the state of Delaware and their shareholders. This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Mauritius and our Constitution or the rights of holders of the ordinary shares of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Pursuant to the Mauritius Companies Act, subject to certain exceptions prescribed in the Mauritius Companies Act, a Mauritius company shall not enter into the following transactions unless the transaction is approved by special resolution or contingent on approval by special resolution of the shareholders of the company:

(a)	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 75.0% of the value of the company’s assets before the acquisition;

(b)

the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 75.0% of the value of the company’s assets before the disposition; or

(c)

a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 75.0% of the value of the company’s assets before the transaction (provided that this will not apply by reason only of the company giving, or entering into an agreement to give, a charge secured over assets of the company, the value of which is more than 75.0% of the value of the company’s assets for the purpose of securing the repayment of money or the performance of an obligation).

Under the Mauritius Companies Act, a special resolution is a resolution that is approved by a majority of 75.0% or, if a higher majority is required by the constitution of a Mauritius company, that higher majority, of the votes of those shareholders entitled to vote and voting on the resolution.

Where a transaction involves the acquisition or disposition or the acquiring of rights, interests or incurring obligations of, in any case, more than half the value of the Mauritius company’s assets, subject to certain exceptions prescribed in the Mauritius Companies Act, the transaction has to be approved by ordinary resolution or contingent on approval by ordinary resolution, and a Mauritius company shall not enter into the following transactions unless the transaction is approved by ordinary resolution or contingent on approval by ordinary resolution of the shareholders of the company:

1.	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 50.0% of the value of the company’s assets before the acquisition;

2.

the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 50.0% of the value of the company’s assets before the disposition; or

3.

a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 50.0% of the value of the company’s assets before the transaction (provided that this will not apply by reason only of the company giving, or entering into an agreement to give, a charge secured over assets of the company, the value of which is more than 50.0% of the value of the company’s assets for the purpose of securing the repayment of money or the performance of an obligation).

Under the Mauritius Companies Act, an ordinary resolution is a resolution that is approved by a simple majority of the votes of those shareholders entitled to vote and voting on the matter which is the subject of the resolution.

Mergers and Similar Arrangements

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, dissolution, or the sale, lease, or exchange of substantially all of a corporation’s assets requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of shareholders in connection with a business combination with an “interested shareholder” as defined in section 203 of the Delaware General Corporation Law.

A merger of two or more constituent companies under Mauritius law requires an amalgamation proposal to be approved by the directors of each constituent company and by special resolution of the shareholders of each constituent company.

A merger between a Mauritius parent company and its Mauritius subsidiary or subsidiaries does not require approval by a resolution of shareholders. For this purpose, a “subsidiary” has the meaning assigned to it by the Mauritius Companies Act.

Save in certain circumstances, a dissenting shareholder of a Mauritius constituent company is entitled to payment of the fair and reasonable price for his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will normally preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies where the Supreme Court of Mauritius, on the application of the company or, with leave of the court, any shareholder or creditor of the company, may order that an arrangement or amalgamation or compromise shall be binding on the company and on such other persons or classes of persons as the court may specify and any such order may be made on such terms and conditions as the court thinks fit.

Shareholders’ Suits

Under Delaware law, a shareholder may bring a derivative action on a company’s behalf to enforce the rights of a company. An individual also may commence a class action lawsuit on behalf of himself or herself and other similarly situated shareholders if the requirements for maintaining a class action lawsuit under Delaware law are met. An individual may institute and maintain a class action lawsuit only if such person was a shareholder at the time of the transaction that is the subject of the lawsuit or his or her shares thereafter devolved upon him or her by operation of law. In addition, the plaintiff must generally be a shareholder through the duration of the lawsuit.

Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the lawsuit may be prosecuted, unless such demand would be futile.

In principle, we will normally be the proper plaintiff, but under the Mauritius Companies Act, the Mauritius courts may grant leave to a shareholder (including a minority shareholder) to bring a derivative action.

Indemnification of Directors and Executive Officers and Limitation of Liability

Under the Mauritius Companies Act, a company may indemnify a director or employee of the company or a related company for any costs incurred by him or the company in respect of any proceedings (a) that relates to liability for any act or omission in his capacity as a director or employee and (b) in which judgment is given in his favor, in which he is acquitted, which is discontinued, in which he is granted relief under section 350 of the Mauritius Companies Act or where proceedings are threatened and such threatened action is abandoned or not pursued.

The Mauritius Companies Act further provides that a company may indemnify a director or employee of the company or a related company in respect of (a) liability to any person, other than the company or a related company, for any act or omission in his capacity as a director or employee or (b) costs incurred by that director or employee in defending or settling any claim or proceedings relating to any such liability, save in respect of any criminal liability or liability in respect of a breach (in the case of a director) of the duty to exercise his powers honestly in good faith in the best interests of the company. Our Constitution provides for indemnification, to the extent permitted by Mauritius law, of our directors and officers for costs, charges, losses, expenses and liabilities incurred or sustained by them in the execution and discharge of their duties in their respective offices or in relation thereto, except in respect of their own fraud or dishonesty.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Mauritius law, a director of a Mauritius company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes duties to the company that include a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third-party. Under the Mauritius Companies Act, our directors have a duty to our company to exercise their powers honestly, in good faith and in the best interests of our company. Our directors also have a duty to our company to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Where a director of a public company also holds office as an executive, the director is required under Mauritius law to exercise that degree of care, diligence and skill which a reasonably prudent and competent executive in that position would exercise. In fulfilling their duty of care to our company, our directors must ensure compliance with the Mauritius Companies Act and our Constitution, as amended from time to time.

Neither Mauritius law nor our Constitution requires the majority of our directors to be independent.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Mauritius law provides that, save for the annual meeting of a company, shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held or by resolution in writing signed by shareholders holding not less than 75.0% of the votes entitled to be cast on that resolution, or such percentage above 75.0% as is required under the constitution.

Shareholder Meetings

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Mauritius law and our Constitution allow our shareholders to requisition a shareholders’ meeting. We are obliged by law to call a shareholders’ annual meeting once every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Mauritius law, our Constitution does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Constitution, directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

There is no such statutory provision under Mauritius law restricting transactions between a company and its significant shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by all shareholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Mauritius law, a company may be wound up by either an order of the courts of Mauritius or by a special resolution of its members or, if the company is unable to pay its debts, by a special resolution of its members with leave of the court. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Insolvency Act 2009 of Mauritius, our holding company may be dissolved, liquidated or wound up by special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Mauritius law and our Constitution, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. If a class vote on the amendment is required by the Delaware General Corporation Law a majority of the outstanding stock of such class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the charter. The shareholders of a Delaware corporation also have the power to amend bylaws.

As permitted by Mauritius law, our Constitution may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Constitution on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Issuance of Preferred Shares

Our Constitution allows for our holding company to issue preferred shares. Our Constitution provides that the directors of our holding company may offer, issue, grant options over or otherwise dispose of shares of our holding company to such persons, at such times and for such consideration and upon such terms and conditions as the board of directors of our holding company may in its absolute discretion determine (save that no shares shall be issued below the par value of the share) and that any share in our holding company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as our holding company may determine or, if there has not been any such determination or so far as the same does not make specific provision, as the board of directors of our holding company may determine.

Compulsory Acquisition

The Financial Services Commission in Mauritius has issued the Securities (Takeover) Rules 2010, or the Rules, under the Financial Services Act 2007 of Mauritius and the Mauritius Securities Act which may apply to takeover offers where the offeree is a reporting issuer in Mauritius and to a corporation holding a global business license which is listed on a relevant securities exchange. The Rules include provisions, inter alia, for the making of a mandatory offer and compulsory acquisition of shares. The Rules came into operation on May 1, 2011.

Anti-Takeover Provisions

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares. In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

Mauritius law does not prevent Mauritius companies from adopting a wide range of defensive measures, such as staggered boards, issue of preferred shares, adoption of poison pill shareholder rights plans and provisions that restrict the rights of shareholders to call meetings. Our Constitution includes the following provisions which may be regarded as defensive measures: (i) a staggered board of directors, (ii) the ability to issue preferred shares, (iii) granting directors the absolute discretion to decline to register a transfer of any shares (other than fully paid share), and (iv) requiring that amendments to the Constitution be approved by a special resolution of the shareholders of our holding company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Mauritius. Further, we conduct substantially all of our operations in India through our key operating subsidiaries in India. The majority of our directors and officers reside outside the United States, and a majority of our assets and some or all of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon us or those persons, or to recover against us or them on judgments of United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws.

Appleby, our counsel as to Mauritius law, and S&R Associates, our advisers as to Indian law, have advised us that:

•

An award of punitive damages under a United States court judgment based upon United States federal securities laws is likely to be construed by Mauritian and Indian courts to be penal in nature and therefore unenforceable in both Mauritius and India.

•

No claim may be brought in Mauritius or India against us or our directors and officers in the first instance for violation of United States federal securities laws because these laws have no extraterritorial application under Mauritian or Indian law and do not have force of law in Mauritius or India. However, a Mauritian or Indian court may impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Mauritian or Indian law.

•

It is unlikely that a court in Mauritius or India would award damages on the same basis as a foreign court if an action were brought in Mauritius or India or that a Mauritian or Indian court would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with Mauritius or Indian practice or public policy.

•

The courts of Mauritius or India would not automatically enforce judgments of United States courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the United States federal securities laws, or entertain actions brought in Mauritius or India against us or such persons predicated solely upon United States federal securities laws.

•

There is no treaty in effect between the United States and Mauritius providing for the enforcement of judgments of United States courts in civil and commercial matters and the United States has not been declared by the Government of India to be a reciprocating territory for the purposes of enforcement of foreign judgments, and there are grounds upon which Mauritian or Indian courts may decline to enforce the judgments of United States courts.

•

A judgment of courts in the United States may be enforced in India only by a fresh suit upon the foreign judgment and not by proceedings in execution. In addition, such fresh suit must be instituted within three years of the foreign judgment.

•

A final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages) rendered in any action or proceedings brought against our holding company on the basis of documents entered into, in a foreign court may be recognised as a valid judgment by the courts of Mauritius without re-examination of the merits of the case. On general principles, it would be expected for such proceedings to be successful provided that:

•

the foreign judgment is still valid, final and capable of execution in the jurisdiction in which it was delivered, notwithstanding that an appeal may be pending against it or that it may still be subject to an appeal in such country;

•	the foreign judgment is not contrary to any principle affecting public policy in Mauritius;

•	the foreign court which delivered the said judgment had jurisdiction to hear the claim;

•	the Mauritian conflict of laws rules were respected;

•	there has not been any fraude à la loi, i.e., any malice, bad faith or fraud on and in the choice of law and jurisdiction clauses;

•	the Company had been regularly summoned to attend the proceedings before the foreign court; and

•	the foreign judgment is duly registered with the relevant authority in Mauritius, in circumstances in which its registration is not liable, thereafter, to be set aside.

•

Some remedies available under the laws of United States jurisdictions, including remedies available under the United States federal securities laws, may not be allowed in Mauritian or Indian courts if contrary to public policy in Mauritius or India. Because judgments of United States courts are not automatically enforceable in Mauritius or India, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

•

In India, prior approval of the Reserve Bank of India is required in order to repatriate any amount recovered pursuant to such judgments. Such amount may also be subject to income tax in accordance with applicable Indian law.

We have appointed MakeMyTrip Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any offering price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of our ordinary shares will be passed upon by Appleby, our Mauritian counsel. Certain legal matters relating to US federal securities law in connection with any offering pursuant to this prospectus will be passed upon for us by Latham & Watkins LLP, our US counsel.

EXPERTS

The consolidated financial statements of MakeMyTrip Limited and its subsidiaries as of March 31, 2024 and 2025 and for each of the years in the three-year period ended March 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The office of KPMG Assurance and Consulting Services LLP is located at Embassy Golf Links Business Park, Pebble Beach, B Block, 1st and 2nd Floor, Off Intermediate Ring Road, Bengaluru, 560 071, India.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to certain of the informational filing requirements of the Exchange Act. Accordingly, we are required to file with the SEC an annual report on Form 20-F containing financial statements audited by an independent accounting firm, as well as reports on Form 6-K. The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically to the SEC. Since we are a “foreign private issuer”, we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of the holding company’s ordinary shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.

Our principal website address is www.makemytrip.com and our investor relations website is located at https://investors.makemytrip.com/. Information contained on our website, or the website of any of our subsidiaries or affiliates, is not a part of this prospectus. Our agent for service in the United States is MakeMyTrip Inc., 60 East 42nd Street, Suite 605, New York, NY 10165.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on June 16, 2025;

•

the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-34837) filed with the Securities and Exchange Commission on July 30, 2010, including any amendments and reports subsequently filed for the purpose of updating that description;

•	any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future current reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MakeMyTrip Limited

19th Floor, Building No. 5

DLF Cyber City

Gurugram, India, 122002

(91-124) 439-5000

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Mauritius Companies Act, a company may indemnify a director or employee of the company or a related company for any costs incurred by him or the company in respect of any proceedings (a) that relates to liability for any act or omission in his capacity as a director or employee and (b) in which judgment is given in his favor, in which he is acquitted, which is discontinued, in which he is granted relief under section 350 of the Mauritius Companies Act or where proceedings are threatened and such threatened action is abandoned or not pursued.

The Mauritius Companies Act further provides that a company may indemnify a director or employee of the company or a related company in respect of (a) liability to any person, other than the company or a related company, for any act or omission in his capacity as a director or employee or (b) costs incurred by that director or employee in defending or settling any claim or proceedings relating to any such liability, save in respect of any criminal liability or liability in respect of a breach (in the case of a director) of the duty to exercise his powers honestly in good faith in the best interests of the company. Our Constitution provides for indemnification, to the extent permitted by Mauritius law, of our directors and officers for costs, charges, losses, expenses and liabilities incurred or sustained by them in the execution and discharge of their duties in their respective offices or in relation thereto, except in respect of their own fraud or dishonesty.

We have entered into indemnification agreements with each of our directors to indemnify them against certain liabilities and expenses arising from their being a director, the form of which was filed as Exhibit 4.13 to our annual report on Form 20-F for the fiscal year ended March 31, 2025 (originally incorporated by reference to Exhibit 4.42 to the Annual Report on Form 20-F (File No. 001-34837) filed with the Securities and Exchange Commission on July 18, 2017).

Any underwriting agreement entered into in connection with an offering of our securities may also provide for indemnification of us and our officers and directors in certain cases.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS

See Exhibit Index beginning on page II-4 of this registration statement.

ITEM 10.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

5.1**	Opinion of Appleby regarding the validity of the ordinary shares

8.1**	Opinion of Appleby as to certain Mauritius tax matters (see Exhibit 5.1).

23.1**	Consent of KPMG Assurance and Consulting Services LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Appleby (see Exhibit 5.1).

24.1**	Powers of Attorney (included as part of signature page)

107**	Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.
**	Filed with this registration statement on Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gurugram, State of Haryana, India.

Date: June 16, 2025

MAKEMYTRIP LIMITED

By:	/s/ Mohit Kabra
Name:	Mohit Kabra
Title:	Group Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Deep Kalra, Rajesh Magow and Mohit Kabra as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on June 16, 2025.

Name	Title

/s/ Deep Kalra
Deep Kalra	Director, Group Chairman and Chief Mentor

/s/ Rajesh Magow
Rajesh Magow	Director and Group Chief Executive Officer (group principal executive officer)

/s/ Mohit Kabra
Mohit Kabra	Group Chief Financial Officer (group principal financial officer and group principal accounting officer)

/s/ Aditya Tim Guleri
Aditya Tim Guleri	Director

/s/ Moshe Rafiah
Moshe Rafiah	Director

/s/ Hashim Joomye
Hashim Joomye	Director

/s/ James Jianzhang Liang
James Jianzhang Liang	Director

/s/ Jane Jie Sun
Jane Jie Sun	Director

/s/ Paul Laurence Halpin
Paul Laurence Halpin	Director

/s/ May Yihong Wu
May Yihong Wu	Director

/s/ Xing Xiong
Xing Xiong	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Under the Securities Act, the undersigned, the duly authorized representative in the United States of MakeMyTrip Limited, has signed this registration statement in New York, on June 16, 2025.

MAKEMYTRIP INC.

By:	/s/ Parminder Chadha
Name:	Parminder Chadha
Title:	Authorized Representative in United States